UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Two Harbors Investment Corp.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	27-0312904
(State of Incorporation or Organization)	(I.R.S. Employer
Identification No.)

575 Lexington Avenue
Suite 2930
New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 629-2500

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.75% Series D Cumulative Redeemable Preferred Stock	The New York Stock Exchange

7.50% Series E Cumulative Redeemable Preferred Stock	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-225242

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of Two Harbors Capital Stock—Preferred Stock Issued in Connection with the Merger” in the Registrant’s joint proxy statement / prospectus dated June 25, 2018, as filed with the U.S. Securities and Exchange Commission on June 25, 2018 under Rule 424(b)(3), which description is incorporated herein by reference.

Item 2.  Exhibits.

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 99.1 to Annex B filed with Pre Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-160199) filed with the Securities and Exchange Commission, or SEC, on October 8, 2009, or Amendment No. 4).

3.2

Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2012).

3.3

Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5:01 PM Eastern Time on November 1, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2017).

3.4

Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5:02 PM Eastern Time on November 1, 2017 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2017).

3.5

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on March 13, 2017).

3.6

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on July 17, 2017).

3.7

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.7 of the Company’s Form 8-A filed with the SEC on November 22, 2017).

3.8*

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.75% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share.

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3.9*

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.50% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.10	Amended and Restated Bylaws of Two Harbors Investment Corp. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 6, 2017).

4.1*	Form of specimen certificate representing the shares of 7.75% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share.

4.2*	Form of specimen certificate representing the shares of 7.50% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.

July 31, 2018	By:	/s/ Brad Farrell
	Name:	Brad Farrell
	Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

3.1

Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 99.1 to Annex B filed with Pre Effective Amendment No. 4 to the Registrant’s Registration Statement on Form S-4 (File No. 333-160199) filed with the Securities and Exchange Commission, or SEC, on October 8, 2009, or Amendment No. 4).

3.2

Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2012).

3.3

Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5:01 PM Eastern Time on November 1, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2017).

3.4

Articles of Amendment to the Charter of Two Harbors Investment Corp., effective as of 5:02 PM Eastern Time on November 1, 2017 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2017).

3.5

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.3 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on March 13, 2017).

3.6

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.4 to the Registrant’s Registration Statement on Form 8-A filed with the SEC on July 17, 2017).

3.7

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.7 of the Company’s Form 8-A filed with the SEC on November 22, 2017).

3.8*

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.75% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.9*

Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.50% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share.

3.10	Amended and Restated Bylaws of Two Harbors Investment Corp. (incorporated by reference to Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 6, 2017).

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4.1*	Form of specimen certificate representing the shares of 7.75% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share.

4.2*	Form of specimen certificate representing the shares of 7.50% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share.

* Filed herewith.

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